Exhibit 10.8

                              CONSULTING AGREEMENT

     AGREEMENT, dated as of March 22, 1999, and made effective as of March 15, 1999, by and between TECH LABORATORIES, INC., a New Jersey corporation with offices at 955 Belmont Avenue, North Haledon, New Jersey 07608 (the "Company") and MPX NETWORK SOLUTIONS, INC., a Florida corporation with offices at 16680 Beach Resort Road, No. 13, Naples, Florida 34114 ("Consultant"). This Consulting Agreement between Consultant and the Company shall be hereinafter referred to as the "Agreement."

                              W I T N E S S E T H:

     WHEREAS,  the Company is engaged in the business of developing,  acquiring,
marketing  and  selling  various   products   including,   among  other  things,
communication/networking products (the "Products"); and

     WHEREAS, the Company wishes to engage Consultant to provide marketing and business development services for the Products; and

     WHEREAS, Consultant has experience in providing the services the Company wishes to have performed; and

     WHEREAS, the Company and Consultant mutually desire to enter into an Consulting Agreement with respect to Consultant's engagement by the Company;

     NOW, THEREFORE, in consideration of the mutual covenants herein contained, and for other good and valuable consideration the receipt of which is hereby acknowledged, the Company and Consultant hereby agree as follows:

     1.   Engagement of Consultant.

          (a) The Company hereby engages Consultant to provide certain Services, as described in Section 2. Consultant hereby accepts such engagement with the Company upon the terms and conditions hereinafter set forth and agrees to perform the Services. The parties agree that the Consultant shall be engaged by the Company as an independent contractor on a consulting basis, and neither Consultant, nor any employee of Consultant shall be deemed an employee of the Company.

          (b) Consultant acknowledges that Company is entering into this Agreement in reliance upon the continued employment by Consultant, on a full-time basis, of Sal Grisafi ("Grisafi"). Consultant agrees that the failure of Grisafi to be employed by Consultant, including by reason of death or disability, on a full-time basis at any time during the term of this Agreement shall be deemed an attempted assignment of this Agreement by Consultant and subject to the provisions of Section 14(e) hereof.

     2.   Services To Be Rendered.

          (a) During the term of this Agreement, Consultant shall furnish to the Company advice and recommendations with respect to the business and affairs of the Company in general, and in connection with the Products in particular, as the Company shall, from time to time, reasonable request upon reasonable notice (the "Services"). The Services shall include, but not be limited to, advising and assisting the Company in connection with
     (i) the development of the Products, (ii) development and implementation of a marketing plan for the Products, (iii) promotion of the Products, (iv) customer development and reactions.

          (b) Consultant shall perform such Services for the Company and other entities now or hereafter affiliated with the Company. Consultant will devote that amount of its time and effort to the affairs of the Company as the Company reasonably deems necessary to perform the Services, and Consultant agrees to provide the services of Grisafi on matters relating to the Company's business, if so requested by the Company. Consultant agrees to perform the Services in a diligent and professional manner.

          (c) Consultant shall perform the services at the Company's offices and, if applicable, the business locations of customers and potential customers. The Company shall supply Consultant with an office or other facility for the performance of the services.

     3.   Term.

          (a) The term of this Agreement shall commence as of March 15, 1999, and shall continue to and include March 14, 2000 (the "Consulting Period"), unless sooner terminated as hereinafter provided. The Consulting Period may be extended by the mutual agreement of the Company and Consultant; provided, however, notwithstanding anything to the contrary in this Agreement, this Agreement shall be automatically extended for one (1) year (the "Extension Period") so long as neither Consultant nor the Company has provided written notice to the other party that this Agreement is not being renewed. Such notice must be sent at least 60 days prior to the end of the Consulting Period.

          (b) This Agreement may be terminated by Company, without notice, if at any time:

               i)   Consultant   commits  a  breach  of  any  of  the   material
                    obligations under this Agreement;

               ii) Consultant or its owner or any employee of Consultant performing service for Company on behalf of Consultant has been convicted of an indictable offence resulting in incarceration or has improperly enriched itself at the expense of Company or has committed an act evidencing dishonesty, including, without limitation, an act of theft;

               iii) Consultant, in carrying out its duties hereunder, has failed to comply with any written instruction or direction from Company;

               iv) Consultant becomes bankrupt or in the event that a receiving order (or any analogous order under any applicable law) is made against it or in the event that it makes any general disposition or assignment for the benefit of its respective creditors;

               v) The Consultant attempts to assign this Agreement without the consent of the Company.

          (c) Upon the termination of Consultant's engagement, Company shall pay Consultant any unpaid amounts due under this Agreement for services rendered through the date of such termination.

          (d) It is expressly agreed that (i) notwithstanding termination of the Agreement by either party, for any reason and in any circumstance whatsoever, such termination shall be without prejudice to the rights of Company, in relation to, up to and including the date of termination; and
     (ii) the provisions of Sections 6, 7 and 8 shall survive the termination of this Agreement for any reason and in any circumstance whatsoever any and continue in full force and effect unless and until Company, in its absolute discretion, resolves otherwise and so notifies Consultant in writing.

     4.   Compensation

          (a) So long as Consultant performs the Services set forth in Section 2 for Company and complies with the terms and conditions of this Agreement, Company shall pay to Consultant (a) an annual fee of Fifty-two Thousand Dollars ($52,000) for the Consulting Period and the Extension Period, payable in equal monthly installments in arrears (the "Consulting Fee").

          (b) In addition to the Consulting Fee, for each of the Consulting Period and the Extension Period, the Company shall pay to Consultant a commission (the "Commission Payment") equal to (i) three (3%) percent of the first $1,000,000 of the net sale price of all Products sold during the applicable period, (ii) two (2%) percent of the next $1,000,000 of the net sale price of all Products sold during the applicable period, (iii) one (1%) percent of the next $2,000,000 of the net sale price of all Products sold during the applicable period; and (iv) one-half (1/2%) percent of the excess over $4,000,000 of the net sale price of all Products sold during the applicable period. Such commissions shall be payable quarterly in arrears, in accordance with Section 4(e).

          (c) "The net sale price of all Products sold during the applicable period," as used herein, means the price at which Communication/Networking Products, as hereinafter defined, are sold by the Company, not including taxes, freight or transportation or other such charges or costs, less returns, the costs of collections, and standard trade discounts or allowances or special reductions that the Company may allow; it being understood that the granting and fixing and withholding of discounts, allowances and special reductions and changes in any of the foregoing from time to time shall be in the discretion of the Company. "Communication/Networking Products" shall be those Products set forth on Schedule A hereof or otherwise designated as Communication/Networking Products on the internal records of the Company, in its sole discretion.

          (d) The Company shall, as soon as practicable after the close of each Communication/Networking Products calendar quarter prepare and deliver to Consultant a statement of the amounts of revenues from the sale of all Communication/Networking Products and of Consultant's commissions for the reported period. Within 10 days after the delivery of any such statement, Consultant shall notify the Company in writing of its objections, if any, to such statement. In the event that Consultant does not object to the statement in accordance with this Section 4(d), such statement shall deemed accepted and shall become final and binding upon the parties. If Consultant shall object to the statement, and the parties cannot agree as to the subject matter of the statement, the matter shall be submitted to the Company's independent auditors, whose determination, to be rendered in not more than 30 days of submission, shall be final and binding upon the parties. Payment of any commissions due shall be made not later than 10 days after acceptance of the statement or resolution or determination of any objection, as the case may be.

          (e) If Consultant's engagement is terminated pursuant to Sections 3(a) or (b), or if Consultant terminates its engagement voluntarily, then Consultant shall not be entitled to any compensation from and after such date of termination.

          (f) As further compensation for the Services to be rendered by Consultant, the Company will (i) simultaneously with the execution of this Agreement, (A) issue to Consultant 50,000 shares of the common stock, par value $.01 per share ("Common Stock"), of the Company and (B) grant to Consultant a three (3) year option to purchase 50,000 shares of Common
     Stock at an exercise price of $1.25 per share. The option shall be exercisable (i) as to 25,000 shares, commencing 30 days after the end of the Consulting Period, in full, if the net sale price of all Products sold during the Consulting Period equals at least $3,000,000, and (ii) as to 25,000 shares, commencing 30 days after the end of the Extension Period, in full, if the net sale price of all Products sold during the Extension Period equals at least $3,000,000. The option agreement shall provide, among other things, that (i) if the net sale price of all Products sold shall be less than $3,000,000 during either the Consulting Period or the Extension Period, then the number of shares as to which the option shall be exercisable as relates to such period shall be decreased in proportion to the amount by which such net sale price is less than $3,000,000, and (ii) if Consultant's engagement is terminated (A) pursuant to Section 3(a) or if Consultant terminates its engagement voluntarily, then the number of shares as to which the option shall be exercisable shall be determined as of the date of such termination, or (B) pursuant to Section 3(b), then the option shall terminate as to any and all shares, and Consultant shall not be entitled to exercise the option as to any shares.

     5.   Expenses.

     The Consultant shall be solely responsible for paying any expenses, including, without limitation, salaries and commissions of Consultant's employees, if any, and expenses for travel, meals, transportation, equipment, supplies, licenses, and telephone incurred by Consultant or its employees in connection with the performance of this Agreement. The Company shall reimburse Consultant against appropriate vouchers or other receipts for business expenses reasonably incurred by it in the performance of its duties pursuant to the terms hereof.

     6.   Non-Competition.

          (a) During the period of Consultant's engagement by the Company and for a period of one (1) year following termination of Consultant's engagement, other than by reason of the Company's breach of any provision of this Agreement (the "Non-Competition Period"), Consultant agrees that it will not, anywhere in the United States, directly or indirectly enter into or participate in (whether as owner, partner, shareholder, officer, director, salesman, consultant, employee or otherwise) any business which is in competition with any material business in which the Company or any of its subsidiaries may engage after the date hereof, without having first obtained the Company's prior written consent; provided, however, that (a) the Company specifically acknowledges and agrees that Consultant may own up to 5% of the outstanding equity securities of any entity that is subject to the public reporting requirements of the Securities Exchange Act of 1934.

          (b) Consultant shall not at any time within a period of one (1) year following the termination of its engagement, without the prior written consent of the Company, directly or indirectly, (i) solicit, request, cause or induce any person who is at the time, or within 12 months prior thereto had been, an employee or a consultant to the Company, to leave the employ of or terminate his relationship with the Company or (ii) solicit the employment, engagement or association with, or endeavor to entice away from the Company to any business that is competitive with any of the businesses engaged in by the Company during the time that Consultant, any such person.

          (c) Consultant may perform services, including services similar to the services it performs for the Company, for other individuals and businesses; provided, however, that Consultant shall not provide services to entities that compete directly with the business of the Company.

     7.   Non-Disclosure of Confidential Information.

          (a) Subject in all respects to the provisions of, and as contemplated by, clause (a) of Section 6 hereof, Consultant shall at all times, both during and after the Consulting Period, hold in a fiduciary capacity for the benefit of the Company and each of its subsidiaries, and shall not use or disclose or permit the use of the disclosure to any third party, any and all trade secrets, information, knowledge and data not generally known to, or easily obtainable by, the public that it may have learned, discovered, developed, conceived, originated or prepared during or as a result of its relationship with the Company or any of its subsidiaries (as a stockholder or otherwise) or any predecessor-in-interest to any of the Company's or any of its subsidiaries' business or assets with respect to the operations, business, New Technology as hereinafter defined, affairs, products, technology or services of the Company or any of its subsidiaries.

          (b) Consultant acknowledges that any breach of the provisions of Sections 6 and 7 hereof can cause irreparable harm to the Company and its subsidiaries for which the Company and its subsidiaries would have no adequate remedy at law. In the event of a breach or threatened breach by Consultant of any of such provisions, in addition to any and all other rights and remedies it may have under this Agreement or otherwise, the Company or any of its subsidiaries may immediately seek any judicial action it deems necessary, including, without limitation, temporary, preliminary, and/or permanent injunctive relief.

     8.   Rights to Technology.

          (a) The property rights in and to all items of New Technology as defined below herein, shall be deemed to have been created for the Company as work for hire and are and shall be the sole and exclusive property of the Company, and Consultant does hereby agree that he will make full and prompt disclosure to the Company of any and all such New Technology. For the purposes of this Agreement, the term "New Technology" shall mean each and every invention, discovery and development, device, design, apparatus, practice, method, product, item of know-how, improvement, process, item of technical knowledge, formula, trade secret, trade name and modification, whether or not patentable, trademarkable or copyrightable, which were made, developed or first reduced to practice by Consultant (whether acting alone or with others) during the term of its engagement hereunder (the "Technology Term"), and which relate primarily to the Company's business.

          (b) During the Technology Term, and at any time and from time to time thereafter, Consultant shall (i) execute all documents requested by the Company to assign to the Company all of his right, title and interest in and to any New Technology and to confirm the complete ownership by the Company of such New Technology, (ii) execute any and all documents requested by the Company for filing and prosecuting applications for patents, design patents, trademarks or copyrights for or with respect to the New Technology, and (iii) render to the Company all assistance that it may request, including the giving of testimony in any suit, action or proceeding before any court of appropriate jurisdiction, including, but not limited to, any governmental or quasi-governmental agency or other regulatory body, in order to obtain, maintain and protect the Company's rights and ownership interests with respect to the New Technology.

     9. Severability. In the event of the invalidity or unenforceability of any one or more provisions of this Agreement, such illegality or unenforceability shall not affect the validity or enforceability of the other provisions hereof and such other provisions shall be deemed to remain in full force and effect.

     10. Independent Status. Consultant shall be treated as an independent contractor for all purposes, including employment tax purposes. Consultant shall report such payment and pay all applicable taxes, including, without limitation, income, unincorporated business, FICA and self- employment taxes, with respect thereto. Company and Consultant agree that Consultant shall not be considered or deemed to be an agent, employee, joint venturer, or partner of the Company. Consultant shall have no authority to contract for or bind the Company in any manner and shall not represent himself as an agent of the Company except as authorized in writing by the Company. Neither Consultant nor any owner, officer or employee of Consultant shall have any status as an employee or any right to the benefits that the Company grants its employees.

     11. Insurance. On an annual basis, Consultant shall provide the Company evidence that Consultant has obtained and maintains insurance prior to the performance of any work under this Agreement. Such insurance shall include, but is not limited to, workers' compensation insurance and general liability applicable to all employees of Consultant.

     12. Maintenance of Records. Consultant shall maintain records as required and specified by Company. It will submit a monthly invoice for services rendered on behalf of Company by it in the performance of this Agreement. All such records and invoices shall remain the property of Company.

     13. Indemnification. Consultant hereby indemnifies and holds harmless Company with respect to any liability arising from the negligence or willful misconduct of Consultant or its employees or representatives. Consultant, at its expense, shall defend any claim or legal proceeding which is brought against Company and is within the foregoing indemnification, and pay any judgment formally awarded in any such legal proceeding; provided that Company gives Consultant notice of such claim or legal proceeding, furnishes a copy of all documents and instruments served upon Company in connection therewith and reasonably cooperates with Consultant in such defense.

     14. Miscellaneous.

          (a) Nothing in this Agreement shall be deemed to preclude Company from obtaining the services of other persons or entities undertaking the same or similar services as those undertaken by Consultant or from independently developing or acquiring materials or programs that are similar to, or competitive with, the services provided under this Agreement.

          (b) This Agreement supersedes any prior agreements or understandings, oral or written, between the parties hereto and represents their entire understanding and agreement with respect to the subject matter hereof. This Agreement can be amended, supplemented or changed, and any provision hereof can be waived, only by written instrument making specific reference to this Agreement which is signed by the party against whom enforcement of any such amendment, supplement, modification or waiver is sought. Any waiver of any breach of this Agreement shall not be construed to be a continuing waiver or consent to any subsequent breach by any party hereto.

          (c) No delay or omission in exercising any right or remedy hereunder shall operate as a waiver thereof or of any other right or remedy, and no single or partial exercise thereof shall preclude any other or further exercise thereof or the exercise of any other right or remedy. Any waiver of any breach of this Agreement shall not be construed to be a continuing waiver or consent to any subsequent breach by any party hereto.

          (d) Any notice, consent, direction or other instruction required or permitted to be given under the provisions of this Agreement shall be in writing and delivered or sent by personal delivery, overnight delivery service, registered mail, or by facsimile transmission addressed to the recipient at the address first above written or such address as may be designated by notice by either party to the other. Any communication made or given by personal delivery, overnight delivery service, or facsimile transmission shall be conclusively deemed to have been given on the day of actual delivery thereof, provided that if delivery is effected after 5:00 p.m. (New York time) delivery shall be deemed to have been made on the next following day which is not a Saturday, Sunday or statutory holiday in New York City. Any communication made or given by registered mail shall be conclusively deemed to have been given on the fifth day, other than Saturday, Sunday or statutory holiday in New York City following the deposit thereof in the mail.

          (e) Consultant's rights and duties under this Agreement may not be assigned or delegated without the prior written consent of Company in its sole discretion, and any attempted assignment or delegation without such consent shall be void. The rights of Company may be assigned to a successor carrying on substantially the same business as Company. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their legal representatives, successors and assigns; but nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any rights or remedies under or by reason of this Agreement.

          (f) Consultant acknowledges that it has read this Agreement and has been given the opportunity to obtain independent legal advice and that such advice has either been obtained or waived.

          (g) This Agreement shall be construed and governed by the laws of the State of New York.

          (h) This Agreement shall be binding upon and shall inure to the benefit of the Company and Consultant and their respective heirs, legal representatives, successors and assigns.

          (i) The Section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

          (j) This Agreement shall be construed and governed in accordance with the laws of the State of New York.

          (k) This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day and year first written above.

                                           TECH LABORATORIES, INC.


                                           By: /s/
                                               ---------------------------------
                                                 Bernard M. Ciongoli, President

                                           MPX NETWORK SOLUTIONS, INC.


                                           By: /s/
                                               ---------------------------------
                                                 Sal Grisafi, President

The undersigned agrees to be personally bound by Sections 6, 7, and 8 of this Agreement.


/s/
-------------------------------------
Sal Grisafi